Exhibit 99.1

Flag Ship Acquisition Corporation Announces Deposit to Trust Account to

Extend Deadline to Consummate Business Combination

NEW YORK, September 23, 2025 (OR NEWSWIRE) -- Flag Ship Acquisition Corporation (NASDAQ: FSHP) (the “Company” or “Flag Ship”), a publicly-traded special purpose acquisition company (SPAC), today announced that the Company’s sponsor, Whale Management Corporation (the “Sponsor”), has deposited into the Company’s trust account (the “Trust Account”) an aggregate of $60,000, in order to extend the period of time the Company has to consummate a business combination by one month to October 20, 2025.

The Sponsor plans to extend such period of time to complete its initial business combination as necessary, each by an additional month.

About Flag Ship Acquisition Corporation

Flag Ship is a blank check company, also commonly referred to as a Special Purpose Acquisition Company, or SPAC, formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation, purchasing all or substantially all of the assets of, entering into contractual arrangements, or engaging in any other similar business combination with one or more businesses or entities. Flag Ship’s efforts to identify a target business have not been limited to a particular industry or geographic region. Flag Ship is sponsored by Whale Management Corporation, a BVI business company with limited liability.

Forward Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including the successful consummation of the Company’s initial public offering, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

For further information, please contact:
Matthew Chen | Chief Executive Officer
Phone: (212) 884-2667
Email: mchen@flagshipac.com